UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)
Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On February 28, 2007, Cyberkinetics, Inc., our wholly-owned subsidiary, entered into an amendment to its lease with 100/200 Foxborough Boulevard Realty Trust extending the termination date from May 31, 2007 to May 31, 2008. The lease is for approximately 7,769 square feet of office space and monthly base rent is $12,301. Cyberkinetics, Inc. has an option to renew for one five year period at the then fair market value with a 180 day prior written notice. The lease amendment is attached hereto as exhibit 10.1

ITEM 9.01      Financial Statements and Exhibits.

(c)   Exhibits:

10.1 Amendment No. 2 to Lease Agreement between Cyberkinetics, Inc. and 100/200 Foxborough Boulevard Realty Trust, dated February 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President and Chief Executive Officer

Dated: March 6, 2007

Exhibit Index

 Exhibit  Description

10.1  Amendment No. 2 to Lease Agreement between Cyberkinetics, Inc. and 100/200 Foxborough Boulevard Realty Trust, dated February 28, 2007